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                                                                  Exhibit 99.1

                                      NEWS


                              FOR IMMEDIATE RELEASE

             SBA COMMUNICATIONS CORPORATION ANNOUNCES THIRD QUARTER
                               OPERATIONAL RESULTS

BOCA RATON, FLORIDA, October 10, 2000 (NASDAQ NM: SBAC) - SBA Communications Corporation ("SBA") reported that in the third quarter it increased its tower portfolio by 290 towers to 1,950 total towers. Of the 290 towers added in the third quarter, 215 were newly-built and 75 were existing towers acquired by SBA. The 75 towers were acquired in 26 separate transactions for an aggregate price of $35.4 million. Based on tenant leases executed as of September 30, 2000, same tower revenue growth for the trailing twelve months on the 956 towers SBA owned as of September 30, 1999 was 35%. With respect to the 1,660 towers owned at the beginning of the third quarter, SBA added 245 new tenant leases at an average initial monthly rental of $1,498, which is an annualized rate of .59 new tenants per tower.

At September 30, 2000, SBA had agreements to acquire 419 additional existing towers in 37 separate transactions for an aggregate purchase price of $141.2 million, including the previously announced agreement to acquire 275 towers from Telecorp PCS for $90.1 million. These acquisitions are anticipated to close within the next six months. SBA is currently involved in projects for over 1,600 tower builds for its ownership throughout the nation, consisting of over 600 build-to-suit mandates from wireless carriers and over 1,000 sites SBA is developing through its strategic siting efforts.

"We continue to be very pleased with our operational progress," commented Steven
E. Bernstein, Chief Executive Officer. "Towers built and tenants added were once again ahead of plan, and we ended the quarter with our highest backlog ever of new tower build projects, towers to be acquired and pending tenant leases."

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 14,000 antenna sites in the United States.

For additional information, please contact Jeffrey A. Stoops, President, at 561-995-7670.






SBA will hold a conference call to discuss these results on Wednesday, October 11, 2000 at 10:00 AM EDT. The dial-in number is 800-230-1096. The name of the conference call is "SBA Third Quarter Operational Results." The replay will be available from October 11, 2000 at 2:30 PM through October 18, 2000 at 11:59 PM. The replay number is 800-475-6701. The access code is 543201.
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Information Concerning Forward-Looking Statements

   Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in the company's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the company's Securities and Exchange Commission filings. The company wishes to caution readers that certain important factors may have affected and could in the future affect the company's actual results and could cause the company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the company. Such factors include, but are not limited to, (1) our ability to secure as many site leasing tenants as planned; (2) our ability to expand our site leasing business and maintain or expand our site development business;
   (3) our ability to complete construction of new towers on a timely and cost-efficient basis, including our ability to successfully address zoning issues, carrier design changes, changing local market conditions and the impact of adverse weather conditions; (4) our ability to identify and acquire new towers, including our capability to timely complete due diligence and obtain third party consents; (5) our ability to retain current lessees on newly acquired towers; (6) our ability to realize economies of scale for newly acquired towers; (7) the continued dependence on towers and outsourced site development services by the wireless communications industry; (8) our ability to compete effectively for new tower opportunities and site development services in light of increased competition, and (9) our ability to raise substantial additional financing to expand our tower holdings. With respect to proposed acquisitions, a number of factors including without limitation ongoing due diligence, third party consents and the lack of definitive documentation will affect the timing of consummation or whether such acquisitions are ever consummated (of which there can be no assurance). With respect to pending new tower build projects, a number of factors will affect the timing and number of new build completions, including without limitation zoning difficulty, carrier design changes, changing local market conditions and weather. The company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.